CUSIP No. 82657M105	13D	Page 10 of 10 Pages

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Sight Sciences, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: December 1, 2023

By:	/s/ Staffan Encrantz
Staffan Encrantz

Allegro Investment Fund, L.P.

By:	/s/ Staffan Encrantz
Staffan Encrantz, President of Allegro
Investment Inc., Investment Manager of
Allegro Investment Fund, L.P.

Allegro Investment Inc.

By:	/s/ Staffan Encrantz
Staffan Encrantz, President